Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT
     InfoGROUP, INC. (the “Company”) and Bill L. Fairfield, having entered into an Employment Agreement dated as of December 23, 2008 (the “Agreement”), hereby amend the Agreement (the “Amendment”), effective as of December 24, 2009, as follows:
     1. To the extent any provision of the Amendment is contrary to any provision of the Agreement, the terms of this Amendment will govern the relationship between the parties.
     2. The Company, having given Bill L. Fairfield notice pursuant to the Agreement that the Agreement would not be renewed, now desires that the “Term” be extended.
     3. Section 1 of the Agreement is amended with regard to the term of the Agreement to read as follows:
“TERM”. The term of the Agreement is extended for a period of 90 days commencing as of December 24, 2009 unless sooner terminated in accordance with the provisions of Section 4 or Section 5 of the Agreement. If either the Company or Executive does not wish to renew this Agreement when it expires at the term of the initial or any renewal term hereof as hereinafter provided, or if either the Company or Executive wishes to renew this Agreement on different terms than those contained herein, it or he shall give written notice in accordance with Section 10.4 of the Agreement of such intent to the other party at least 15 days prior to the expiration date. In the absence of such notice, this Agreement shall be renewed on the same terms and conditions herein for successive renewal terms of 90 days following the expiration date of the initial term and each renewal term. The parties expressly agree that designation of a term and renewal provisions in this Agreement do not in any way limit the right of the parties to terminate the Agreement at any time as hereinafter provided. Reference herein to the term of the Agreement shall refer both to the initial term and, any successive term, as the context requires.”
     4. To the extent not expressly amended hereby, the Agreement shall remain in effect pursuant to its terms.

     5. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the parties.
     6. This Amendment may be executed in counter-parts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment on the respective dates set forth below:

Bill L. Fairfield
/s/ Bill L. Fairfield		Date: December 29, 2009

infoGroup, Inc.
/s/ Roger Siboni		Date: December 29, 2009
Name:	Roger Siboni
Title:	Chairman of the Board

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